Exhibit 99.1

BPZ Energy Provides Operations Update

HOUSTON, TX ‒ Sept. 22, 2014 ‒ BPZ Energy (NYSE: BPZ) (BVL: BPZ), an independent oil and gas exploration and production company, today provided the following operations update.

Manolo Zuniga, President and CEO of BPZ Energy commented, “We are pleased to have brought the Corvina CX15-7D development oil well online in less than seven weeks, an improvement in our drilling efficiency. This improvement in drilling and completion allowed us to spud the new CX15-10D development well earlier than anticipated, improving the possibility of completing a sixth Corvina well by year end. At the Albacora field, the A-18D side track well is currently being completed as an oil producer, after which we will spud the A-27D development well.

In terms of exploration, we are wrapping up the testing program on the three shallow onshore Block XXIII wells, and we expect to share these results along with next steps in October. At offshore Block Z-1 we continue our plans to drill the Delfin prospect by the middle of next year, while we continue to advance other exploration projects like Piedra Redonda and Raya, for which we have drilling permits approved for all three.

While production rates will be lower this quarter at Block Z-1, we expect that production from new wells and improved rates resulting from the gas lift program will allow us to exit this year with improved levels of production and cash flow.”

Offshore Block Z-1 (51% BPZ)

Development Drilling Campaign

The new Corvina CX15-7D development oil well was completed on September 9, 2014. The well has averaged gross production of 640 barrels of oil per day [bopd], or 326 bopd net to BPZ for the last ten days with no formation water. During the last 24 hours gross production was approximately 700 bopd, or net production to BPZ of 357 bopd.

The new CX15-10D development well was spud on September 14, 2014. The CX15-10D will have a targeted measured depth of approximately 8,200 feet, and is expected to be completed by November 2014.

At Albacora, the A-18D side track well is currently being completed and production results will be reported in early October. The completion is targeting the known oil zones, as well as new deeper zones that are also producing or seen in other Albacora wells. The A-27D development well is scheduled to be drilled next, which will be located near the crest of the structure similar to where the A-19D producing oil well is located.

Production Optimization

Recent gross production at Block Z-1 was approximately 5,000 bopd, or 2,550 bopd net to BPZ. Third quarter to date 2014 gross production has averaged approximately 4,680 bopd, or 2,387 bopd net to BPZ, through September 21, 2014.

While the CX15-7D has recently come online, production has been temporarily impacted due to scheduled work on several oil wells during the third quarter.  This work included the sidetrack on the A-18D well which required it to be shut in, but is expected to come back online shortly.  The CX15-1D is also shut in as the well is being intervened to prepare to perforate the deeper unopened oil sand that is also producing in the new CX15-7D well.

The CX15-3D and the Albacora A-21D have recovered approximately 36% of their prior combined oil production, producing 406 bopd, or 207 bopd net to BPZ, with the assistance of temporary gas lift systems. The CX15-3D well has recently produced approximately 224 bopd gross, or 114 bopd net to BPZ, with the A-21D well producing about 182 bopd gross, or 93 bopd net to BPZ. To further optimize production on these two wells, a production logging tool (PLT) will be run to verify the water source to determine how best to optimize their productivity. The PLT is expected on location next month, and will be used on other wells, including the Albacora A-26D, to evaluate their performance.

Permanent gas lift installations and facilities will then be placed on the three platforms in the fourth quarter and continuous gas lift operations will begin. Seven wells in total are being targeted for the gas lift program to increase production levels, including the CX15-1D, CX15-3D, and the A-21D.

ABOUT BPZ ENERGY

BPZ Energy is an independent oil and gas exploration and production company with license contracts covering 1.9 million net acres in four blocks located in northwest Peru. Current operations in these blocks range from early-stage exploration to production. The Company holds a 51% working interest in offshore Block Z-1, where development drilling is currently underway at the Corvina and Albacora fields. Onshore the Company holds three 100%-owned blocks with exploration drilling currently underway at Block XXIII. In southwest Ecuador, the Company owns a non-operating net profits interest in a producing property. BPZ Energy trades as BPZ Resources, Inc. on both the New York Stock Exchange and the Bolsa de Valores in Lima under ticker symbol “BPZ”. Please visit www.bpzenergy.com for more information.

FORWARD LOOKING STATEMENT

This Press Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward looking statements are based on our current expectations about our company, our properties, our estimates of required capital expenditures and our industry. You can identify these forward-looking statements when you see us using words such as “will,” “expected,” "estimated,” and "prospective," and other similar expressions. These forward-looking statements involve risks and uncertainties.

Our actual results could differ materially from those anticipated in these forward looking statements. Such uncertainties include successful operation of our new platform in Corvina, the success of our project financing efforts, accuracy of well test results, results of seismic testing, well refurbishment efforts, successful production of indicated reserves, satisfaction of well test period requirements, successful installation of required permanent processing facilities, receipt of all required permits, the successful management of our capital expenditures, and other normal business risks. We undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

CAUTIONARY STATEMENT REGARDING CERTAIN INFORMATION RELEASES

The U.S. Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose only "reserves" that a company anticipates to be economically producible by application of development projects to known accumulations, and there exists or is a reasonable expectation there will exist, the legal right to produce, or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project. We are prohibited from disclosing estimates of oil and gas resources that do not constitute "reserves" in our SEC filings, including any estimates of contingent and prospective resources included in this press release. With respect to "probable" and "possible" reserves, we are required to disclose the relative uncertainty of such classifications of reserves when they are included in our SEC filings. Further, the reserves estimates contained in this press release are not designed to be, nor are they intended to represent, an estimate of the fair market value of the reserves.

The Company is aware that certain information concerning its operations and production is available from time to time from Perupetro, an instrumentality of the Peruvian government, and the Ministry of Energy and Mines ("MEM"), a ministry of the government of Peru. This information is available from the websites of Perupetro and MEM and may be available from other official sources of which the Company is unaware. This information is published by Perupetro and MEM outside the control of the Company and may be published in a format different from the format used by the Company to disclose such information, in compliance with SEC and other U.S. regulatory requirements.

Additionally, the Company’s joint venture partner in Block Z-1, Pacific Rubiales Energy Corp. (“PRE”), is a Canadian public company that is not listed on a U.S. stock exchange, but is listed on the Toronto (TSX), Bolsa de Valores de Colombia (BVC) and BOVESPA stock exchanges. As such PRE may be subject to different information disclosure requirements than the Company. Information concerning the Company, such as information concerning energy reserves, may be published by PRE outside of our control and may be published in a format different from the format the Company uses to disclose such information, incompliance with SEC and other U.S. regulatory requirements.

The Company provides such information in the format required, and at the times required, by the SEC and as determined to be both material and relevant by management of the Company. The Company urges interested investors and third parties to consider closely the disclosure in our SEC filings, available from us at 580 Westlake Park Blvd., Suite 525, Houston, Texas 77079; Telephone: (281) 556-6200. These filings can also be obtained from the SEC via the internet at www.sec.gov.

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Investor and Media Contact:

A. Pierre Dubois

Director, Investor Relations & Corporate Communications

BPZ Energy

1-281-752-1240

pierre_dubois@bpzenergy.com